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                                                                    Exhibit 23.2


                      Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 19, 2001 relating to the financial statements of CDW Computer Centers, Inc. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K incorporated by reference into such Registration Statement on Form S-3. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.

                                                /s/  PricewaterhouseCoopers LLP


August 8, 2001